EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), effective as of November 16, 2005, is by and between Medical Media Television, Inc., a Florida corporation with a mailing address of 8406 Benjamin Road, Suite C, Tampa, Florida 33634 (the "Company"), and Donald R. Mastropietro, an individual maintaining a mailing address of 325 Whitfield Avenue, Sarasota, Florida 34243 ("Employee").

                                   WITNESSETH:

         In consideration of the covenants and agreements herein contained and the monies to be paid hereunder, the Company agrees to hire the Employee, and the Employee agrees to work for the Company upon the following terms and conditions:

1. Duties of Employee: The Employee is employed by the Company to render services on behalf of the Company as Senior Vice President of Finance and Chief Financial Officer.

2. Devotion of Time to Employment: The Employee shall devote such time and attention to the business and affairs of the Company as is reasonably necessary to carry out his duties hereunder, provided, however, the Employee shall devote no less than forty (40) hours per week to his duties hereunder.

3. Compensation: For the services to be rendered by Employee under this Agreement, the Company shall pay Employee a salary of $128,400 per year, payable in arrears in equal semi-monthly installments of $5,350.00. Any salary increases will be at the discretion of the Board of Directors of the Company.

The Company shall purchase at its expense, a major medical insurance policy insuring the Employee and his dependents, which policies shall be reasonably acceptable to the parties hereto. The Employee warrants that neither he nor the dependents, currently or historically, have any exceptional medical problems which would cause them to be either uninsurable or for which coverage would be excessively expensive.

Employee shall be eligible to participate in such stock option or stock bonus plan or similar plans as are established by the Company's Board of Directors.

4. Term of Agreement: The term of this five-year Agreement shall commence on November 16, 2005 and terminate on November 15, 2010.

5. Reimbursable Expenses: Except as herein otherwise provided, the Company shall reimburse the Employee for all expenses, or the Employee is entitled to charge to the Company all expenses incurred by him, in and about the course of his employment by the Company, provided that sufficient proof is furnished to Employer. Such expenses shall include but not be limited to:

      a) License fees, membership dues in professional organizations, and subscriptions to professional journals.

      b) The Employee's necessary travel hotel and entertainment expenses incurred in connection with overnight, out-of-town trips for educational, professional or other related meetings or in connection with other events that contribute to the benefit of the Company.

      c) The Employee's necessary travel and entertainment expenses in connection with in-town events for education professional and other related meetings or in connection with other events that contribute to the benefit of the Company;

      d)    Other expense as pre-approved.

6. Vacation: The Employee shall be entitled to two weeks of fully paid vacation per calendar year or such additional time as is authorized by the Company from time to time.

7. Sick or Other Leave: The Employee shall be entitled to such sick or other leave on the same basis as the Company shall establish for its employees holding positions and performing duties substantially similar to those performed by Employee.

8. Termination of Agreement:

      a) Termination by Company for Cause: The Company may terminate this Agreement at any time for cause if Employee becomes unfit to properly render services to Company hereunder because of: (i) alcohol or drug related abuses consistent with applicable laws and Employer's procedures,
      (ii) proven commission of a felony, or (iii) a material breach of this Agreement which is not cured within sixty (60) days after written notice is given by Company to Employee which notice shall specify in reasonable detail the circumstances claimed to provide the basis for such termination. Except for termination pursuant to Section 8.a.iii. hereof, termination shall be effective upon the delivery of written notice thereof to the Employee or at such later time as may be designated in said notice. In the event Company shall terminate Employee pursuant to Section 8.a.iii. hereof, said termination shall be effective sixty (60) days after written notice is delivered to the Employee or at such later time as may be designated in said notice provided said breach is not cured within the sixty day period. Upon termination, the Employee shall vacate the offices of the Company on or before such effective date. All compensation due hereunder shall cease as of said effective date.

      b) Termination by Employee for Cause: The Employee may elect to terminate this Agreement at any time for cause provided he delivers written notice of such intention to terminate not less than sixty (60) days prior to the date of such termination, which notice shall specify in reasonable detail the circumstances claimed to provide the basis for such termination. As used in this subsection, the term for "cause" shall mean if the Company unreasonably changes Employee's duties, responsibilities, or working conditions or takes any other actions which impede Employee in the performance of his duties hereunder. If


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

      the Employee terminates this Agreement for cause, the Company shall, as severance pay, pay the Employee an amount equal to six (6) months of his compensation then in effect.

      c) Termination by Company Not for Cause: The Company may terminate this Agreement at any time not for cause, provided however, that the Company shall, as severance pay, pay the Employee an amount equal to six (6) months of his compensation then in effect.

      d) Termination by Employee Not for Cause: The Employee may elect to terminate this Agreement at any time not for cause provided he delivers written notice of such intention to terminate not less than one month prior to the date of such termination. All compensation shall cease as of the effective date specified in such notice.

9. Non-Disclosure; Prohibited Activities:

      a) Confidentiality; Return of Company Property. Employee agrees that during the course of his employment with the Company and until the date ending two (2) years following the termination of his employment, Employee will keep confidential information confidential and, except as necessary during the course of his employment, will not disclose any confidential information to any person or entity or, directly or indirectly, use for his own account, any confidential information. Upon the termination of employment, Employee promptly will supply to the Company all property (including all files, customer lists, etc.) that has been produced or received by Employee during his employment with the Company, whether or not related to the confidential information. The obligations of this
Section 11.a) will be in addition to any other agreements that Employee has entered into with the Company regarding the receipt of confidential information.

      b) Non-Solicitation; Non-Disparagement. Employee will not, during the term of the Agreement and for the two (2) year period following the termination of the Agreement for any reason, directly or indirectly: (i) solicit for employment, or employ any person who, at the time of such solicitation or employment, is employed by the Company or was employed by the Company during the twelve (12) month period prior to the solicitation or employment or induce or attempt to induce any person to terminate employment with the Company; (ii) do business with or solicit customers, except as necessary during the course of his employment, or engage in any activity intended to terminate, disrupt or interfere with the Company's relationships with its customers; and (iii) engage in any conduct or make any statement disparaging or criticizing the Company, or any products or services offered by the Company.

      c) Non-Competition. During the term of the Agreement and for the two (2) year period following the termination of the Agreement for any reason, the Employee will not, directly or indirectly, alone or in conjunction with any other person or entity, own, manage, operate or control or participate in the ownership, management, operation or control of, or become associated, as an employee, director, officer, advisor, agent, consultant, principal, partner, member or independent contractor with or lender to, any person or entity engaged in or aiding others to engage in business competitive with the Company, located anywhere in the United States of America.


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

      d) Divisibility of Covenant Period. If any covenant contained in the Agreement is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered divisible both as to time, customers, competitive services and geographical area, such that each month within the specified period shall be deemed a separate period of time, each customer a separate customer, each competitive service a separate service and each geographical area a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser customer base, service offering and geographical area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable against Employee.

      e) Enforcement. Employee acknowledges that (i) confidential information is a valuable asset of the Company and use of such confidential information would allow Employee to unfairly compete against the Company, (ii) the restrictions contained in the Agreement are reasonable in scope and are necessary to protect the Company's legitimate interests in protecting its business, and (iii) any violation of the restrictions contained in the Agreement will cause significant and irreparable harm to the Company for which the Company has no adequate remedy at law. The parties agree that damages at law, including, but not limited to, monetary damages, will or may be an insufficient remedy to the Company and that (in addition to any remedies that are available to the Company, all of which shall be deemed to be cumulative and retained by the Company and not waived by the enforcement of any remedy available hereunder) the Company shall also be entitled to obtain injunctive relief, including but not limited to a temporary restraining order, a temporary or preliminary injunction or a permanent injunction, to enforce the provisions of the Agreement, as well as an equitable accounting of and constructive trust for all profits or other benefits arising out of or related to any such violation, all of which shall constitute rights and remedies to which the Company may be entitled.

      f) Intent of Parties; Survival. The covenants of Employee contained in the
Section 11 shall be construed as agreements independent of any other provision of Employee's employment (including employment under the Agreement) and the existence of any claim of the Employee against the Company shall not constitute a defense to the enforcement by the Company of any covenant contained in the section. The covenants contained in this Section 11 shall survive termination, expiration, non-renewal or cancellation of the Agreement.

10. Bonus: To provide greater incentive for the Employee by rewarding him with additional compensation, a bonus in the form of cash or stock may be paid to the Employee after a vote of the Board of Directors in the light of the Employee's contribution to the Company.

11. Limitations on Authority: Without the express written consent from the Board of Directors of the Company, the Employee shall have no apparent or implied authority to:

      a) Pledge the credit of the Company other than in the ordinary course of business.

      b) Release or discharge any debt due the Company unless the Company has received the full amount thereof other than in the ordinary course of business.

      c) Sell, mortgage, transfer or otherwise dispose of any assets of the Company.


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

12. Survival of Representations and Warranties: The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

13. Entire Agreement: This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

14. Amendment and Waiver: This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

15. Notices. Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing as follows:

As to Company:                             As to Employee:

Medical Media Television, Inc.             Donald R. Mastropietro
8406 Benjamin Road, Suite C                325 Whitfield Avenue
Tampa, FL  33634                           Sarasota, FL  34243

16. Counterparts: This Agreement may be executed in one or more counterparts, and all counterparts shall constitute one and the same instrument.

17. Captions: Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

18. Execution of Document: At any time and from time to time, the parties hereto shall execute such documents as are necessary to effectuate this Agreement.

19. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in a mutually agreeable location, in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by the arbitrators under the provision shall be enforceable as a final and binding decision as it if were a final decision or decree of a court of competent jurisdiction.

20. General Provisions:

      a) Assignability: This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.


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

      b) Service of Process: The parties agree that the mailing of any process shall constitute valid and lawful process against them if sent via U.S. certified mail to the address set forth in Section 17 herein.

      c) Governing Law: The validity, construction and enforcement of, and the remedies hereunder, this Agreement shall be governed in accordance with the laws of the State of Florida. Venue for all purposes shall be deemed to lie within Hillsborough County, Florida. The parties agree that the Agreement is one for performance in Florida. The parties to the Agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court's exercise of jurisdiction over any dispute between them and specifically consent to the jurisdiction of the Florida courts. By entering into the Agreement, the parties, and each of them understand that they may be called upon to answer a claim asserted in a Florida court.

      d) Severability of Provisions: The invalidity or unenforceability of any particular provisions hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      e) Successors and Assigns: The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

      f) Reliance: All representations and warranties contained herein, or any certificate of other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

      g) Attorney's Fees: The parties hereby agree that in the event any of the terms and conditions contained in this Agreement must be enforced by reason of any past, existing or future delinquency of payment, or failure of observance or of performance by any of the parties hereto, in such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses, and costs incurred in connection with the enforcement of any available remedy.


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

              [SIGNATURE PAGE TO MASTROPIETRO EMPLOYMENT AGREEMENT]

      IN WITNESS WHEREOF, the parties have executed the Agreement on the day and year first written above.

                                        "COMPANY"

                                        MEDICAL MEDIA TELEVISION, INC.


                                        By: /s/ Philip M. Cohen
                                           -------------------------------------
                                                Philip M. Cohen, President

                                        "EMPLOYEE"

                                        /s/ Donald R. Mastropietro
                                        ----------------------------------------
                                            Donald R. Mastropietro